                                                                    Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



April 29, 2002



Dear Sir/Madam:

     We have read the first, second, third and fourth paragraphs of Item 4 included in the Form 8-K dated April 29, 2002, of Stepan Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                Very truly yours,

                                /s/ Arthur Andersen LLP
                                ----------------------------
                                ARTHUR ANDERSEN LLP

Copy to:
Mr. Walter J. Klein
Vice President - Finance
Stepan Company